Exhibit 99.1

FOREST CITY ENTERPRISES, INC. 1100 TERMINAL TOWER 50 PUBLIC SQUARE CLEVELAND, OH 44113 ATTN: JEFF LINTON

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, October 14, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, October 14, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Forest City Enterprises, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95952-S36684	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FOREST CITY ENTERPRISES, INC. CLASS A

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.

A proposal to approve and adopt the Agreement and Plan of Merger dated as of [TBD], 2015, by and among Forest City Enterprises, Inc. (“Forest City”), Forest City Realty Trust, Inc. (the “REIT”), FCILP, LLC and FCE Merger Sub, Inc. (“Merger Sub”), which provides for the merger of Merger Sub with and into Forest City in a manner in which Forest City will survive as a subsidiary of the REIT and holders of shares of Common Stock of Forest City will receive corresponding shares of common stock of the REIT.

		☐	☐	☐

2.

A proposal to adopt an amendment to the Forest City articles of incorporation to add provisions necessary to authorize Forest City to declare and pay a special dividend part in stock and part in cash in a manner in which different shareholders may receive the dividend in different forms (i.e., cash vs. stock) based on their individual elections.

		☐	☐	☐

3.

A proposal to approve the provision in the amended and restated REIT charter (the “REIT Charter”) authorizing the REIT board of directors, without shareholder approval, to increase or decrease the aggregate number of shares of REIT stock or the number of shares of any class or series of shares of REIT stock that the REIT is authorized to issue.

		☐	☐	☐

4.

A proposal to approve a provision in the REIT Charter and a provision in the amended and restated REIT bylaws (the “REIT Bylaws”) granting the REIT board of directors, with certain limited exceptions described in the accompanying proxy statement, exclusive power to amend the REIT Bylaws.

		☐	☐	☐

5.	A proposal to approve a provision in the REIT Bylaws that sets the threshold for REIT shareholders to call a special meeting of shareholders at a majority of all votes entitled to be cast.	☐	☐	☐

6.

A proposal to adjourn the Special Meeting, if necessary (as determined by the Forest City board of directors), for further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve one or more of the foregoing proposals.

		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

A

M95953-S36684

Forest City Enterprises, Inc. Class A

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

FOR THE

SPECIAL MEETING OF SHAREHOLDERS

OCTOBER 15, 2015

The undersigned hereby appoints Charles A. Ratner and Deborah Ratner Salzberg, and each of them, with full power of substitution, as proxies to represent and to vote all of the shares of Class A Common Stock of Forest City Enterprises, Inc. that the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, including the right to vote on such other business as may properly come before the Special Meeting of Shareholders to be held at 2:00 P.M., Eastern Time on October 15, 2015, in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

FOREST CITY ENTERPRISES, INC. 1100 TERMINAL TOWER 50 PUBLIC SQUARE CLEVELAND, OH 44113 ATTN: JEFF LINTON

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, October 14, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, October 14, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Forest City Enterprises, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95954-S36684	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FOREST CITY ENTERPRISES, INC. CLASS B

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.

A proposal to approve and adopt the Agreement and Plan of Merger dated as of [TBD], 2015, by and among Forest City Enterprises, Inc. (“Forest City”), Forest City Realty Trust, Inc. (the “REIT”), FCILP, LLC and FCE Merger Sub, Inc. (“Merger Sub”), which provides for the merger of Merger Sub with and into Forest City in a manner in which Forest City will survive as a subsidiary of the REIT and holders of shares of Common Stock of Forest City will receive corresponding shares of common stock of the REIT.

		☐	☐	☐

2.

A proposal to adopt an amendment to the Forest City articles of incorporation to add provisions necessary to authorize Forest City to declare and pay a special dividend part in stock and part in cash in a manner in which different shareholders may receive the dividend in different forms (i.e., cash vs. stock) based on their individual elections.

		☐	☐	☐

3.

A proposal to approve the provision in the amended and restated REIT charter (the “REIT Charter”) authorizing the REIT board of directors, without shareholder approval, to increase or decrease the aggregate number of shares of REIT stock or the number of shares of any class or series of shares of REIT stock that the REIT is authorized to issue.

		☐	☐	☐

4.

A proposal to approve a provision in the REIT Charter and a provision in the amended and restated REIT bylaws (the “REIT Bylaws”) granting the REIT board of directors, with certain limited exceptions described in the accompanying proxy statement, exclusive power to amend the REIT Bylaws.

		☐	☐	☐

5.	A proposal to approve a provision in the REIT Bylaws that sets the threshold for REIT shareholders to call a special meeting of shareholders at a majority of all votes entitled to be cast.	☐	☐	☐

6.

A proposal to adjourn the Special Meeting, if necessary (as determined by the Forest City board of directors), for further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve one or more of the foregoing proposals.

		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

B

M95955-S36684

Forest City Enterprises, Inc. Class B

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

FOR THE

SPECIAL MEETING OF SHAREHOLDERS

OCTOBER 15, 2015

The undersigned hereby appoints Charles A. Ratner and Deborah Ratner Salzberg, and each of them, with full power of substitution, as proxies to represent and to vote all of the shares of Class B Common Stock of Forest City Enterprises, Inc. that the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, including the right to vote on such other business as may properly come before the Special Meeting of Shareholders to be held at 2:00 P.M., Eastern Time on October 15, 2015, in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE